Exhibit 15.1

Onestop Assurance PAC
10 Anson Road
#16-05 International Plaza Singapore 079903 Tel: 9644 9531 Email: audit@onestop-ca.com Website: www.onestop-ca.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of JX Luxventure Limited (formerly known as “KBS Fashion Group Limited”) of our report dated May 12, 2023, except for Note 4, 7, 9, 20, 22 and 32, as to which the date is August 31, 2023, relating to the consolidated balance sheets of JX Luxventure Limited (formerly known as “KBS Fashion Group Limited”) as at December 31, 2022 and 2021, the related consolidated statements of operation and comprehensive loss, stockholders’ equity, and cash flows, for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”), which appear in the Annual Report on the Amendment No. 5 of Form 20-F of JX Luxventure Limited (formerly known as “KBS Fashion Group Limited”) for the years ended December 31, 2022 and 2021.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2022.

Singapore

February 26, 2024